Filed pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation Alternative Loan Trust, Series 2007-1 Issuing Entity
Mortgage Pass-Through Certificates, Series 2007-1
$813 Million (+/- 10%)
(Approximate)
Group I Certificates (Fixed Rate Mortgage Pool) Free Writing Prospectus April 25, 2007
Nomura Asset Acceptance Corporation
Depositor Commission File Number: 333-[132108]

Recipients must read the information contained in the Information Statement on page 3. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your RBS Greenwich Capital account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Information Statement

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Group I Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Group I Mortgage Loans on the Closing Date (defined below). In addition, certain Group I Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Group I Mortgage Loans delivered to the trust on the Closing Date (the “Group I Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Group I Final Pool, and the aggregate principal balances of the Group I Mortgage Loans in the Group I Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although the Sponsor believes the information with respect to the Statistical Pool will be representative of the Group I Final Pool (except with respect to aggregate principal balance of the Group I Mortgage Loans, as described above), the collateral characteristics of the Group I Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Structural Summary

Structure Overview
Class	Initial Principal Balance ($) (1)	Expected Rating (Moody's/S&P) (2)	Coupon Type	Day Count	WAL (years) (3)(4)	Principal Window (months) (3)(4)	Legal Final Maturity
I-A-1A	$ 147,912,500	Aaa/AAA	Fixed (5)	30/360	0.89	1-22	March 2037
I-A-1B	$ 147,912,500	Aaa/AAA	Floating (6)	Actual/360	0.89	1-22	March 2037
I-A-2	$ 47,157,000	Aaa/AAA	Fixed (5)	30/360	2.00	22-27	March 2037
I-A-3	$ 160,490,000	Aaa/AAA	Fixed (5)	30/360	3.00	27-50	March 2037
I-A-4	$ 78,772,000	Aaa/AAA	Fixed (5)	30/360	5.00	50-74	March 2037
I-A-5	$ 100,355,000	Aaa/AAA	Fixed (5)	30/360	8.36	74-109	March 2037
I-A-6	$ 68,000,000	Aaa/AAA	Fixed (5)	30/360	6.60	37-109	March 2037
I-M-1	$ 28,649,000	Aa2/AA	Fixed (5)	30/360	5.95	37-109	March 2037
I-M-2	$ 6,548,000	Aa3/AA-	Fixed (5)	30/360	5.95	37-109	March 2037
I-M-3	$ 11,869,000	A2/A	Fixed (5)	30/360	5.95	37-109	March 2037
I-M-4	$ 4,911,000	A3/A-	Fixed (5)	30/360	5.95	37-109	March 2037
I-M-5	$ 5,320,000	Baa1/BBB+	Fixed (5)	30/360	5.95	37-109	March 2037
I-M-6	$ 4,911,000	Baa2/BBB	Fixed (5)	30/360	5.95	37-109	March 2037
Total	$812,807,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Group I Final Pool, excess spread and other structural attributes.

(3)	Run to the 10% optional termination.

(4)
Run at 100% PPC which assumes: the outstanding principal balance of a pool of mortgage loans (the Group I Mortgage Loans as defined herein) prepays at a constant prepayment rate ("CPR") equal to 10% in the first month of the life of such pool, such rate increasing by approximately an additional 1.09090909% CPR (12%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 22% CPR for the remainder of the life of such pool.

(5)	Subject to a cap as described herein (see “Net WAC Pass-Through Rate” herein) and a step-up if applicable as described herein (see “Coupon Step-up” herein).

(6)
The pass-through rate for each of the Class I-A-1B Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) (A) on or prior to the first possible termination date the sum of One-Month LIBOR for that Distribution Date plus the applicable margin and (B) after the first possible optional termination date the sum of One-Month LIBOR for that Distribution Date plus two times the applicable margin and (ii) the applicable Net WAC Pass-Through Rate.

Transaction Overview

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-1

Cut-off Date:	April 1, 2007

Closing Date:	On or about May 8, 2007

Investor Settlement Date:	On or about May 8, 2007

Depositor:	Nomura Asset Acceptance Corporation

Underwriters:
Greenwich Capital Markets, Inc. as lead manager (the “Lead Manager”), along with Bear, Stearns & Co. Inc (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or in the final prospectus supplement.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Servicers:
With respect to approximately 61.43% of the Group I Mortgage Loans, initially, GMAC Mortgage, LLC (“GMACM”). With respect to approximately 38.57% of the Group I Mortgage Loans Wells Fargo Bank, N.A. The Sponsor will retain the right to appoint a successor servicer with respect to the Group I Mortgage Loans serviced by GMACM, which successor servicer will meet parameters more fully described in the final free writing prospectus.

Special Servicer:	The Sponsor and/or its assignee will reserve the right to appoint a special servicer with respect to the Group I Mortgage Loans serviced by GMACM.

Originators:
The principal originators of the Group I Mortgage Loans are Wells Fargo Bank, N.A., with respect to approximately 38.57% of the Group I Mortgage Loans and First National Bank of Nevada, with respect to approximately 15.29% of the Group I Mortgage Loans. The remainder of the Group I Mortgage Loans were originated by various originators, none of which originated 10% or more of the Group I Mortgage Loans.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Group I Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Group I Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Primary Mortgage Insurer:	Mortgage Guaranty Insurance Corporation (“MGIC”).

Cap Provider:	A cap provider having a long term credit rating acceptable to the Rating Agencies.

Form of Registration:	The trust will issue the Group I Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in May 2007, or if such day is not a business day, then the following business day.

Record Date:
For each class of Group I Offered Certificates (other than the Class I-A-1B Certificates) and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the Class I-A-1B Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Group I Offered Certificates.

Last Scheduled Distribution Date:
The Distribution Date in March 2037 will be the Last  Scheduled Distribution Date for the Group I Offered Certificates. It is possible that the certificate principal balance of any class of Group I Offered Certificates may not be fully paid or reduced to zero by said date. Approximately 2.32% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have a forty year legal maturity (the "40 Year Group I Mortgage Loans").  On the Distribution Date in March 2037, and as more fully described in the final free writing prospectus, the payment of principal and interest due to each class of Group I Offered Certificates then outstanding, will be made from a reserve fund funded by a certain percentage of the interest collections on the 40 Year Group I Mortgage Loans.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Certificate Designations:
Class I-A-1A, Class I-A-1B, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates (collectively, the “Group I Senior Certificates”);

Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates (collectively, the “Group I Mezzanine Certificates”);

The Group I Senior Certificates and the Group I Mezzanine Certificates are offered hereby (collectively, the “Group I Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Group I Mortgage Loans will be used exclusively for distributions on the Group I Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group I Certificates. The optional termination related to the Group I Mortgage Loans (and the Group I Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:
The Class I-P, Class I-X, Class I-R and Class I-R-X Certificates (together with the Group I Offered Certificates the “ Group I Certificates”) will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Group I Offered Certificates.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) in the trust fund and thereby effect early retirement of the Group I Certificates on any Distribution Date in the month in which the aggregate stated principal balance of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise its optional termination right to the extent that the depositor creates a net interest margin transaction which includes the Class I-X Certificates or Class I-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise its optional termination right

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the trust (exclusive of certain shortfall payments).

Legal Investment:	It is anticipated that the Group I Senior Certificates, Class I-M-1 Certificates and Class I-M-2 Certificates will be SMMEA eligible.

ERISA Eligibility:
The Group I Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code.

Ratings:
The Group I Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 4 of this Free Writing Prospectus. The Group I Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	Senior/subordination; excess spread and overcollateralization, and a primary mortgage insurance policy issued by the Primary Mortgage Insurer.

Summary of Terms

All numerical information contained in this Free Writing Prospectus is subject to a permitted variance of +/- 10%.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:
For any Group I Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Group I Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Fee Rates.

Fee Rates:
The Fee Rates payable to the Servicers, the Credit Risk Manager, where applicable, the premium payable in connection with any lender paid primary mortgage insurance and the fee payable to MGIC, if applicable, which aggregate to a weighted average per annum rate of approximately 0.618% payable monthly.

Interest Accrual Period:
Interest on the Group I Offered Certificates (other than the Class I-A-1B Certificates) will accrue during the calendar month preceding the related Distribution Date. Interest on the Class I-A-1B Certificates will accrue during the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date.
Calculations of interest on the Group I Offered Certificates (other than the Class I-A-1B Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Class I-A-1B Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Interest Distribution Amount:
For any class of Group I Offered Certificates, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003, as amended, or similar state and local laws.

Interest Carry Forward Amount:
For any class of Group I Offered Certificates on any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date and any interest accrued on such amount.

Senior Interest Distribution Amount:
For the Group I Senior Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Compensating Interest:
With respect to each Distribution Date, each Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans serviced by such Servicer. With respect to any Distribution Date and GMACM, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by it and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) one half of the aggregate servicing fee due GMACM on the Group I Mortgage Loans for such Distribution Date. With respect to any Distribution Date and Wells Fargo, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by Wells Fargo and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) the aggregate servicing fee due Wells Fargo on the Group I Mortgage Loans serviced by it for such Distribution Date. If the related Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing compensation payable to the Master Servicer for the related Distribution Date.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Group I Mortgage Loans.

Principal Funds:
With respect to any Distribution Date and the Group I Mortgage Loans, an amount generally equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the servicer remittance date, (ii) principal prepayments, exclusive of any prepayment charges, collected during the related Prepayment Period, (iii) the stated principal balance of each Group I Mortgage Loan repurchased by the Sponsor or the related Servicer and remitted to the Securities Administrator for that Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Group I Mortgage Loan is less than the aggregate unpaid principal balance of any deleted Group I Mortgage Loan delivered by the Sponsor or the related Servicer in connection with a substitution of a Group I Mortgage Loan and remitted to the Securities Administrator for that Distribution Date, (v) all liquidation proceeds and subsequent recoveries collected during the related Prepayment Period, to the extent such liquidation proceeds and subsequent recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Prepayment Period, and (vi) the principal portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon the exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Trustee or the Custodian as provided in the pooling and servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

Interest Remittance Amount:
With respect to any Distribution Date and the Group I Mortgage Loans, that portion of the Available Distribution Amount for such Distribution Date generally equal to the sum, without duplication, of (i) all scheduled interest on each Group I Mortgage Loan (adjusted to the related Net Mortgage Rate) received during the related Due Period, (ii) all advances relating to interest made by the Servicers or Master Servicer for such Distribution Date, (iii) all Compensating Interest for that Distribution Date paid by the Servicers or the Master Servicer, (iv) liquidation proceeds and subsequent recoveries, to the extent such liquidation proceeds and subsequent recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, (v) the interest portion of proceeds of the repurchase of any Group I Mortgage Loans remitted to the Securities Administrator for that Distribution Date, and (vi) the interest portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager.

Realized Losses:
Shall mean (a) for any defaulted Group I Mortgage Loan, the excess of the stated principal balance of such defaulted Group I Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Group I Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the stated principal balance of such Group I Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group I Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group I Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group I Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Group I Mortgage Loan, the amount of the Realized Loss with respect to that Group I Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date.

Debt Service Reduction:
Means a reduction in the amount of the monthly payment due on a Group I Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation:
With respect to any Group I Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group I Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Monthly Servicer Advances:
Each Servicer will be obligated to make advances of delinquent monthly principal and interest payments with respect to the Group I Mortgage Loans serviced by such Servicer, but only to the extent such amounts are deemed recoverable by the Servicer. In the event a Servicer fails to make a required advance the Master Servicer will be required to do so subject to its determination of recoverability.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Group I Senior Certificates and the Interest Distribution Amount payable to the Group I Mezzanine Certificates and (B) the Principal Funds payable to the Group I Offered Certificates for that Distribution Date.

Class I-A-1B Cap Agreement:
The Class I-A-1B Certificates will have the benefit of an interest rate cap agreement (the “Class I-A-1B Cap Agreement”) provided by the Cap Provider. Pursuant to the Class I-A-1B Cap Agreement, commencing on the Distribution Date in June 2007 and ending immediately following the Distribution Date in February 2009, the Cap Provider will pay the Securities Administrator for the benefit of the Class I-A-1B Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR, subject to a maximum rate of 10.50%, over a specified strike rate for the related Distribution Date; (2) the lesser of (a) the scheduled notional amount (the “Class I-A-1B Cap Notional Amount”) for the related Distribution Date and (b) the certificate principal balance of the Class I-A-1B Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360.

The Class I-A-1B Cap Notional Amount and strike rate for each Distribution Date occurring during the term of the Class I-A-1B Cap Agreement is set forth herein.

Credit Enhancement:
Subordination
The Group I Senior Certificates will have a payment priority over the Group I Mezzanine Certificates. Among the classes of Group I Mezzanine Certificates, each class of Group I Mezzanine Certificates with a lower numerical designation will have a payment priority over each class of Group I Mezzanine Certificates with a higher numerical designation.

		Initial CE%	Initial Targeted	Target CE%
Class	(S&P/Moody’s)	(approx.)	CE% (approx.)*	(approx.)**
I-A***	AAA / Aaa	8.30%	9.40%	18.80%
I-M-1	AA / Aa2	4.80%	5.90%	11.80%
I-M-2	AA- / Aa3	4.00%	5.10%	10.20%
I-M-3	A / A2	2.55%	3.65%	7.30%
I-M-4	A- / A3	1.95%	3.05%	6.10%
I-M-5	BBB+ / Baa1	1.30%	2.40%	4.80%
I-M-6	BBB / Baa2	0.70%	1.80%	3.60%

* Prior to the Stepdown Date, based on the aggregate loan balance of the Group I Mortgage Loans as of the Cut-off Date.
** On or after the Stepdown Date, based on the aggregate loan balance of the Group I Mortgage Loans as of such date of determination.
*** Refers to the Group I Senior Certificates collectively.

Excess Spread and Overcollateralization
The Group I Mortgage Loans are expected to generate more interest than is needed to pay interest on the Group I Offered Certificates because the weighted average Net Mortgage Rate of the Group I Mortgage Loans will be higher than the weighted average pass-through rate on the Group I Offered Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of Group I Mortgage Loans that is larger than the aggregate certificate principal balance of the Group I Offered Certificates. Interest payments received in respect of the Group I Mortgage Loans in excess of the amount that is needed to pay interest on the Group I Offered Certificates and trust will be used to reduce the total certificate principal balance of the Group I Senior Certificates and the Group I Mezzanine Certificates until a level of overcollateralization equaling approximately 1.80% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date has been achieved. The Overcollateralization Amount will provide credit support to the Group I Offered Certificates.

As of the Closing Date, the initial Overcollateralization Amount will be approximately 0.70% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Allocation of Losses:
Any Realized Losses on the Group I Mortgage Loans will be allocated on any Distribution Date in the following order of priority:

1. To Net Monthly Excess Cashflow;
2. To the Overcollateralization Amount, until reduced to zero;
3. To the Class I-M-6 Certificates, until reduced to zero;
4. To the Class I-M-5 Certificates, until reduced to zero;
5. To the Class I-M-4 Certificates, until reduced to zero;
6. To the Class I-M-3 Certificates, until reduced to zero;
7. To the Class I-M-2 Certificates, until reduced to zero; and
8. To the Class I-M-1 Certificates, until reduced to zero.

There will be no allocation of Realized Losses to the Group I Senior Certificates. Investors in the Group I Senior Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Group I Mortgage Loans to distribute to the holders of the Group I Senior Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Group I Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, such allocated amounts will not be reinstated thereafter and no amounts will be distributed with respect to those written down amounts (even if Net Monthly Excess Cashflow and/or the Overcollateralization Amount are greater than zero on any subsequent Distribution Date).

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Group I Mortgage Loans exceeds the aggregate certificate principal balance of the Group I Senior Certificates and the Group I Mezzanine Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the holders of the Group I Offered Certificates against shortfalls in payments on the Group I Offered Certificates.

Prior to the Stepdown Date, the Required Overcollateralization Amount will be approximately 1.80% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.  After the Stepdown Date and so long as a Trigger Event is not in effect, the Required Overcollateralization Amount will be the greater of (i) approximately 3.60% of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, and Net Monthly Excess Cashflow, if available, will be applied first to pay principal on the Group I Senior Certificates and then to pay principal on the Group I Mezzanine Certificates until the Overcollateralization Amount equals the Required Overcollateralization Amount.

Required Overcollateralization Percentage:
With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period).

Overcollateralization Increase Amount:	With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in May 2010, and (y) the first Distribution Date on which the Credit Enhancement Percentage (“Credit Enhancement Percentage” or also referred to as “CE %”) of the Group I Senior Certificates (calculated for this purpose only after taking into account the receipt of principal on the Group I Mortgage Loans, but prior to any distribution of principal to the holders of the Group I Certificates) is greater than or equal to approximately 18.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Group I Offered Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class or classes of Group I Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

Net WAC Pass-Through Rate:
With respect to each Distribution Date and the Group I Offered Certificates (other than the Class I-A-1B Certificates), a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period. The Net WAC Pass-Through Rate applicable to the Class I-A-1B Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period, adjusted on an actual/360 basis.

Net WAC Rate Carryover Amount:
On any Distribution Date, the “Net WAC Rate Carryover Amount” for any class of Group I Offered Certificates will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed. Any Net WAC Rate Carryover Amount and any interest accrued on such amount will be paid on such Distribution Date or future Distribution Dates to the extent of available funds.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of the Interest Remittance Amount for that Distribution Date and the Principal Funds for that Distribution Date.

Principal Distribution Amount:
For any Distribution Date, an amount generally equal to the aggregate amount of the principal portion of all scheduled payments on the Group I Mortgage Loans due during the related Due Period (whether or not received prior to the Determination Date), all unscheduled payments of principal received during the related Prepayment Period, insurance proceeds, liquidation proceeds, and any principal amounts related to the repurchase of any Group I Mortgage Loans, that are received during the related Prepayment Period, in each case net of amounts reimbursable to the Trustee, the Servicers, the Credit Risk Manager and the Master Servicer plus the Overcollateralization Increase Amount, if any, or minus the Overcollateralization Reduction Amount, if any. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate certificate principal balance of the Group I Offered Certificates.

Senior Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 81.20% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The Senior Principal Distribution Amount will generally be distributed to the holders of the Group I Senior Certificates in the following order of priority:
1.  To the Class I-A-6 Certificates an amount equal to the Class I-A-6 Lockout Principal Distribution Amount.
2.  concurrently to the Class I-A-1A Certificates and I-A-1B Certificates on a pro-rata basis, and then sequentially to the Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, in that order, until the certificate principal balance of each such class is reduced to zero.

Class I-A-6 Lockout Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the least of (i) the certificate principal balance of the Class I-A-6 Certificates, (ii) the Senior Principal Distribution Amount for such Distribution Date and (iii) the Class I-A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class I-A-6 Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group I Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date.

Class I-A-6 Lockout Distribution Percentage:	For each Distribution Date will be as follows:

Distribution Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Class I-M-1 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balance of the Group I Senior Certificates after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-2 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates and the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates and Class I-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-3 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, and the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, Class I-M-1 Certificates and Class I-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-4 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates, and the Class I-M-3 Principal Distribution Amount to the Class I-M-3 Certificates in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates and Class I-M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.90% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-5 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates, the Class I-M-3 Principal Distribution Amount to the Class I-M-3 Certificates and the Class I-M-4 Principal Distribution Amount to the Class I-M-4 Certificates in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates and Class I-M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-6 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates, the Class I-M-3 Principal Distribution Amount to the Class I-M-3 Certificates, the Class I-M-4 Principal Distribution Amount to the Class I-M-4 Certificates and the Class I-M-5 Principal Distribution Amount to the Class I-M-5 Certificates in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, Class I-M-1 Certificates, Class I-M-2 Certificates, Class I-M-3 Certificates, Class I-M-4 Certificates and Class I-M-5 Certficates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.40% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Coupon Step-up:
On each Distribution Date following the first possible date on which the Optional Termination with respect to the Group I Mortgage Loans may be exercised, the pass-through rates on the Group I Offered Certificates (other than the Class I-A-1B Certificates) will increase by 0.50% per annum and the applicable margin on the Class I-A-1B Certificates will double, subject to the applicable Net WAC Pass-Through Rate.

Trigger Event:
A Trigger Event is in effect if either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (i) the aggregate stated principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Group I Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property)) by (ii) the aggregate stated principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [37.20]% of the Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses on the Group I Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
May 2010 to April 2011	[0.80]% for the first month plus an additional 1/12th of [0.65]% for each month thereafter
May 2011 to April 2012	[1.45]% for the first month plus an additional 1/12th of [0.60]% for each month thereafter
May 2012 to April 2013	[2.05]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
May 2013 to April 2014	[2.40]% for the first month plus an additional 1/12th of [0.05]% for each month thereafter
May 2014 and thereafter	[2.45]%

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.  From the Interest Remittance Amount, to pay interest on the Group I Senior Certificates, pro rata, including any Interest Carry Forward Amount from a prior Distribution Date.
2.  From the remaining Interest Remittance Amount, to pay interest to the Group I Mezzanine Certificates sequentially excluding any Interest Carry Forward Amount from a prior Distribution Date.
3.  From the Principal Distribution Amount, to pay principal on the Group I Senior Certificates, in accordance with the principal payment provisions described in “Senior Principal Distribution Amount”, until the certificate principal balance of each such class has been reduced to zero.
4.  From the remaining Principal Distribution Amount to pay principal to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, in the amounts specified under “Class I-M-1 Principal Distribution Amount”, “Class I-M-2 Principal Distribution Amount”, “Class I-M-3 Principal Distribution Amount”, “Class I-M-4 Principal Distribution Amount”, “Class I-M-5 Principal Distribution Amount”, “Class I-M-6 Principal Distribution Amount”, respectively.
5.  From Net Monthly Excess Cashflow, if any, to the Group I Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount, to be paid as part of the related principal distribution amount.
6.  From Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Group I Mezzanine Certificates, on a sequential basis.
7.  From Net Monthly Excess Cashflow, if any, to pay the applicable Net WAC Rate Carryover Amount on the Group I Senior Certificates, on a pro rata basis, and then to the Group I Mezzanine Certificates, on a sequential basis and
8.  To pay any remaining amount to the non-offered certificates in accordance with the pooling and servicing agreement.

Notwithstanding the foregoing, payments made to the Class I-A-1B Certificates pursuant to clause (7) above shall be made prior to giving effect to payments, if any, received from the Class I-A-1B Cap Agreement.

The Cap Notional Amounts and strike rates for each Distribution Date during the term of the Class I-A-1B Cap Agreement will be the related notional amount and strike rate set forth below. The strike rate is subject to a maximum of 10.50%

Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
May-07	N/A	N/A
June-07	$141,912,810.58	6.558920
July-07	$135,796,719.57	6.784260
August-07	$129,340,056.13	6.559010
September-07	$122,556,065.18	6.559060
October-07	$115,459,119.95	6.784410
November-07	$108,064,381.43	6.559160
December-07	$100,390,651.53	6.784510
January-08	$ 92,489,220.44	6.559270
February-08	$ 84,725,741.88	6.559330
March-08	$ 77,120,125.58	7.025560
April-08	$ 69,669,123.88	6.559460
May-08	$ 62,369,509.80	6.784840
June-08	$ 55,218,122.92	6.559590
July-08	$ 48,211,868.00	6.784970
August-08	$ 41,347,713.65	6.559720
September-08	$ 34,828,091.05	6.559780
October-08	$ 28,504,394.51	6.785180
November-08	$ 22,312,607.87	6.559920
December-08	$ 16,249,994.68	6.785320
January-09	$ 10,313,875.01	6.560050
February-09	$ 4,501,624.36	6.560120
March-09 and Thereafter	N/A	N/A

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
I-A-1A (@ par)	Yield	5.814	5.704	5.595	5.489	5.383	5.278	5.067
	WAL	3.23	1.71	1.17	0.89	0.72	0.61	0.46
	Mod Durn	2.77	1.55	1.09	0.84	0.68	0.58	0.44
	Principal Window	1 - 87	1 - 44	1 - 30	1 - 22	1 - 18	1 - 15	1 - 11
	Principal # Months	87	44	30	22	18	15	11

I-A-1B (@ par)	Yield	5.584	5.584	5.584	5.584	5.584	5.584	5.584
	WAL	3.23	1.71	1.17	0.89	0.72	0.61	0.46
Mod Durn		2.83	1.59	1.11	0.85	0.70	0.59	0.45
Principal Window		1 - 87	1 - 44	1 - 30	1 - 22	1 - 18	1 - 15	1 - 11
Principal # Months		87	44	30	22	18	15	11

I-A-2 (@ par)	Yield	5.729	5.681	5.631	5.582	5.531	5.478	5.373
	WAL	8.24	4.05	2.68	2.00	1.59	1.31	0.97
	Mod Durn	6.39	3.52	2.41	1.84	1.48	1.23	0.92
	Principal Window	87 - 111	44 - 54	30 - 36	22 - 27	18 - 21	15 - 18	11 - 13
	Principal # Months	25	11	7	6	4	4	3

I-A-3 (@ par)	Yield	5.822	5.792	5.757	5.721	5.681	5.644	5.563
	WAL	13.08	6.57	4.13	3.00	2.30	1.89	1.36
	Mod Durn	8.85	5.27	3.56	2.67	2.09	1.74	1.27
	Principal Window	111 - 209	54 - 119	36 - 70	27 - 50	21 - 36	18 - 29	13 - 21
	Principal # Months	99	66	35	24	16	12	9

I-A-4 (@ par)	Yield	6.071	6.058	6.037	6.011	5.984	5.945	5.882
	WAL	19.90	11.99	7.42	5.00	3.76	2.79	1.95
	Mod Durn	11.26	8.28	5.79	4.19	3.27	2.49	1.79
	Principal Window	209 - 271	119 - 173	70 - 116	50 - 74	36 - 55	29 - 43	21 - 27
	Principal # Months	63	55	47	25	20	15	7

I-A-5 (@ par)	Yield	6.371	6.364	6.353	6.339	6.321	6.301	6.230
	WAL	24.75	16.70	11.66	8.36	6.16	4.78	2.68
	Mod Durn	12.17	10.02	8.01	6.29	4.94	3.99	2.39
	Principal Window	271 - 303	173 - 207	116 - 146	74 - 109	55 - 86	43 - 70	27 - 49
	Principal # Months	33	35	31	36	32	28	23

I-A-6 (@ par)	Yield	5.884	5.876	5.870	5.865	5.860	5.851	5.828
	WAL	9.84	8.12	7.20	6.60	6.01	5.30	4.04
	Mod Durn	7.05	6.15	5.63	5.27	4.90	4.42	3.50
	Principal Window	37 - 303	37 - 207	37 - 146	37 - 109	39 - 86	41 - 70	47 - 49
	Principal # Months	267	171	110	73	48	30	3

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
I-M-1 (@ par)	Yield	6.593	6.579	6.562	6.543	6.525	6.512	6.500
	WAL	18.59	11.60	7.99	5.95	4.80	4.16	3.72
	Mod Durn	10.21	7.66	5.88	4.68	3.94	3.51	3.20
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	38 - 86	39 - 70	42 - 49
	Principal # Months	178	139	101	73	49	32	8

I-M-2 (@ par)	Yield	6.699	6.685	6.667	6.648	6.630	6.615	6.599
	WAL	18.59	11.60	7.99	5.95	4.79	4.13	3.56
	Mod Durn	10.12	7.61	5.85	4.66	3.92	3.47	3.07
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	38 - 86	39 - 70	41 - 49
	Principal # Months	178	139	101	73	49	32	9

I-M-3 (@ par)	Yield	6.699	6.685	6.667	6.648	6.630	6.615	6.596
	WAL	18.59	11.60	7.99	5.95	4.78	4.10	3.50
	Mod Durn	10.12	7.61	5.85	4.66	3.91	3.45	3.02
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	37 - 86	38 - 70	39 - 49
	Principal # Months	178	139	101	73	50	33	11

I-M-4 (@ par)	Yield	6.699	6.685	6.667	6.648	6.630	6.614	6.594
	WAL	18.59	11.60	7.99	5.95	4.77	4.09	3.43
	Mod Durn	10.12	7.61	5.85	4.66	3.90	3.44	2.97
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	37 - 86	38 - 70	39 - 49
	Principal # Months	178	139	101	73	50	33	11

I-M-5 (@ par)	Yield	6.699	6.685	6.667	6.648	6.630	6.614	6.593
	WAL	18.59	11.60	7.99	5.95	4.77	4.08	3.41
	Mod Durn	10.12	7.61	5.85	4.66	3.90	3.43	2.95
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	37 - 86	37 - 70	38 - 49
	Principal # Months	178	139	101	73	50	34	12

I-M-6 (@ par)	Yield	6.699	6.685	6.667	6.648	6.630	6.613	6.592
	WAL	18.59	11.60	7.99	5.95	4.77	4.06	3.38
	Mod Durn	10.12	7.61	5.85	4.66	3.90	3.42	2.93
	Principal Window	126 - 303	69 - 207	46 - 146	37 - 109	37 - 86	37 - 70	38 - 49
	Principal # Months	178	139	101	73	50	34	12

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
I-A-1A (@ par)	Yield	5.814	5.704	5.595	5.489	5.383	5.278	5.067
	WAL	3.23	1.71	1.17	0.89	0.72	0.61	0.46
	Mod Durn	2.77	1.55	1.09	0.84	0.68	0.58	0.44
	Principal Window	1 - 87	1 - 44	1 - 30	1 - 22	1 - 18	1 - 15	1 - 11
	Principal # Months	87	44	30	22	18	15	11

I-A-1B (@ par)	Yield	5.584	5.584	5.584	5.584	5.584	5.584	5.584
	WAL	3.23	1.71	1.17	0.89	0.72	0.61	0.46
	Mod Durn	2.83	1.59	1.11	0.85	0.70	0.59	0.45
	Principal Window	1 - 87	1 - 44	1 - 30	1 - 22	1 - 18	1 - 15	1 - 11
	Principal # Months	87	44	30	22	18	15	11

I-A-2 (@ par)	Yield	5.729	5.681	5.631	5.582	5.531	5.478	5.373
	WAL	8.24	4.05	2.68	2.00	1.59	1.31	0.97
	Mod Durn	6.39	3.52	2.41	1.84	1.48	1.23	0.92
	Principal Window	87 - 111	44 - 54	30 - 36	22 - 27	18 - 21	15 - 18	11 - 13
	Principal # Months	25	11	7	6	4	4	3

I-A-3 (@ par)	Yield	5.822	5.792	5.757	5.721	5.681	5.644	5.563
	WAL	13.08	6.57	4.13	3.00	2.30	1.89	1.36
	Mod Durn	8.85	5.27	3.56	2.67	2.09	1.74	1.27
	Principal Window	111 - 209	54 - 119	36 - 70	27 - 50	21 - 36	18 - 29	13 - 21
	Principal # Months	99	66	35	24	16	12	9

I-A-4 (@ par)	Yield	6.071	6.058	6.037	6.011	5.984	5.945	5.882
	WAL	19.90	11.99	7.42	5.00	3.76	2.79	1.95
	Mod Durn	11.26	8.28	5.79	4.19	3.27	2.49	1.79
	Principal Window	209 - 271	119 - 173	70 - 116	50 - 74	36 - 55	29 - 43	21 - 27
	Principal # Months	63	55	47	25	20	15	7

I-A-5 (@ par)	Yield	6.385	6.407	6.417	6.419	6.406	6.368	6.231
	WAL	26.53	19.89	14.43	10.55	7.71	5.63	2.69
	Mod Durn	12.50	10.88	9.04	7.30	5.76	4.49	2.39
	Principal Window	271 - 356	173 - 356	116 - 312	74 - 251	55 - 202	43 - 166	27 - 51
	Principal # Months	86	184	197	178	148	124	25

I-A-6 (@ par)	Yield	5.884	5.876	5.872	5.872	5.886	5.923	5.977
	WAL	9.84	8.14	7.24	6.72	6.39	6.23	5.60
	Mod Durn	7.05	6.16	5.65	5.33	5.13	5.02	4.60
	Principal Window	37 - 356	37 - 355	37 - 310	37 - 249	39 - 200	41 - 164	47 - 117
	Principal # Months	320	319	274	213	162	124	71

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
I-M-1 (@ par)	Yield	6.598	6.595	6.588	6.576	6.563	6.550	6.536
	WAL	19.12	12.46	8.70	6.52	5.25	4.53	3.99
	Mod Durn	10.30	7.89	6.16	4.96	4.19	3.73	3.39
	Principal Window	126 - 356	69 - 311	46 - 238	37 - 183	38 - 145	39 - 119	42 - 83
	Principal # Months	231	243	193	147	108	81	42

I-M-2 (@ par)	Yield	6.704	6.700	6.691	6.678	6.664	6.651	6.633
	WAL	19.09	12.39	8.63	6.46	5.19	4.45	3.79
	Mod Durn	10.21	7.83	6.10	4.91	4.15	3.67	3.24
	Principal Window	126 - 352	69 - 288	46 - 214	37 - 163	38 - 129	39 - 105	41 - 74
	Principal # Months	227	220	169	127	92	67	34

I-M-3 (@ par)	Yield	6.703	6.699	6.688	6.675	6.660	6.646	6.627
	WAL	19.06	12.30	8.55	6.40	5.13	4.38	3.70
	Mod Durn	10.20	7.81	6.08	4.89	4.11	3.63	3.17
	Principal Window	126 - 348	69 - 280	46 - 206	37 - 157	37 - 124	38 - 101	39 - 71
	Principal # Months	223	212	161	121	88	64	33

I-M-4 (@ par)	Yield	6.703	6.697	6.685	6.670	6.654	6.640	6.620
	WAL	18.99	12.18	8.44	6.31	5.05	4.32	3.60
	Mod Durn	10.19	7.78	6.04	4.85	4.07	3.59	3.09
	Principal Window	126 - 338	69 - 259	46 - 188	37 - 142	37 - 112	38 - 91	39 - 64
	Principal # Months	213	191	143	106	76	54	26

I-M-5 (@ par)	Yield	6.702	6.694	6.681	6.665	6.649	6.634	6.613
	WAL	18.90	12.04	8.32	6.22	4.98	4.25	3.54
	Mod Durn	10.18	7.74	5.99	4.80	4.03	3.54	3.05
	Principal Window	126 - 331	69 - 247	46 - 177	37 - 134	37 - 106	37 - 86	38 - 61
	Principal # Months	206	179	132	98	70	50	24

I-M-6 (@ par)	Yield	6.701	6.689	6.674	6.656	6.638	6.622	6.602
	WAL	18.74	11.81	8.14	6.07	4.86	4.13	3.44
	Mod Durn	10.15	7.67	5.92	4.73	3.96	3.47	2.97
	Principal Window	126 - 321	69 - 231	46 - 164	37 - 123	37 - 97	37 - 79	38 - 56
	Principal # Months	196	163	119	87	61	43	19

Breakeven Losses
I-M-1
Loss Severity	30%	40%	50%
CDR	8.20 CDR	5.87 CDR	4.57 CDR
Collateral Loss	7.76%	7.90%	7.98%

I-M-2
Loss Severity	30%	40%	50%
CDR	7.21 CDR	5.20 CDR	4.07 CDR
Collateral Loss	7.01%	7.13%	7.22%

I-M-3
Loss Severity	30%	40%	50%
CDR	5.58 CDR	4.08 CDR	3.21 CDR
Collateral Loss	5.68%	5.78%	5.84%

I-M-4
Loss Severity	30%	40%	50%
CDR	4.97 CDR	3.65 CDR	2.89 CDR
Collateral Loss	5.15%	5.24%	5.31%

I-M-5
Loss Severity	30%	40%	50%
CDR	4.39 CDR	3.24 CDR	2.57 CDR
Collateral Loss	4.63%	4.71%	4.77%

I-M-6
Loss Severity	30%	40%	50%
CDR	4.00 CDR	2.97 CDR	2.36 CDR
Collateral Loss	4.26%	4.36%	4.41%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and Interest Advance

Class I-A-1B Net WAC Cap

Period	Net WAC Cap (%)*	Effective Coupon (%)**
1	12.33	5.52
2	6.76	10.70
3	6.98	10.70
4	6.76	10.70
5	6.76	10.70
6	6.98	10.70
7	6.76	10.70
8	6.98	10.70
9	6.76	10.70
10	6.76	10.70
11	7.23	10.70
12	6.76	10.70
13	6.98	10.70
14	6.76	10.70
15	6.98	10.70
16	6.76	10.70
17	6.76	10.70
18	6.99	10.70
19	6.76	10.70
20	6.99	10.70
21	6.76	10.70
22	6.76	10.70
23	N/A	N/A

Run at 100% PPC

* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 10.50% and Includes Cap Agreement Payments

Excess Spread Table
Period	Forward 1 mo LIBOR (%)	Excess Spread at Static LIBOR (%)	Excess Spread at Forward LIBOR (%)	Period	Forward 1 mo LIBOR (%)	Excess Spread at Static LIBOR (%)	Excess Spread at Forward LIBOR (%)
1	5.32000	1.55	1.55	56	5.08900	1.01	1.01
2	5.33600	1.09	1.08	57	5.09500	1.01	1.01
3	5.35200	1.12	1.12	58	5.10000	1.01	1.01
4	5.31700	1.09	1.09	59	5.10400	1.01	1.01
5	5.29400	1.10	1.10	60	5.10600	1.00	1.00
6	5.25400	1.13	1.14	61	5.11000	1.00	1.00
7	5.20900	1.11	1.12	62	5.11700	1.00	1.00
8	5.17100	1.13	1.16	63	5.12500	1.00	1.00
9	5.13000	1.11	1.14	64	5.13200	0.99	0.99
10	5.08700	1.12	1.15	65	5.13800	0.99	0.99
11	5.04200	1.16	1.19	66	5.14500	0.99	0.99
12	4.99500	1.13	1.16	67	5.15100	0.99	0.99
13	4.94000	1.15	1.18	68	5.15700	0.98	0.98
14	4.87900	1.13	1.17	69	5.16300	0.98	0.98
15	4.82000	1.14	1.18	70	5.16900	0.98	0.98
16	4.76300	1.13	1.17	71	5.17400	0.97	0.97
17	4.71200	1.13	1.16	72	5.17900	0.97	0.97
18	4.66700	1.14	1.17	73	5.18400	0.97	0.97
19	4.63100	1.13	1.15	74	5.19000	0.96	0.96
20	4.60400	1.13	1.15	75	5.19600	0.96	0.96
21	4.58900	1.12	1.14	76	5.20100	0.96	0.96
22	4.58600	1.12	1.13	77	5.20700	0.96	0.96
23	4.59900	1.12	1.12	78	5.21300	0.96	0.96
24	4.62700	1.12	1.12	79	5.21900	0.96	0.96
25	4.66200	1.11	1.11	80	5.22500	0.96	0.96
26	4.69300	1.11	1.11	81	5.23100	0.96	0.96
27	4.72300	1.11	1.11	82	5.23700	0.96	0.96
28	4.75300	1.10	1.10	83	5.24300	0.96	0.96
29	4.78100	1.10	1.10	84	5.24900	0.96	0.96
30	4.80600	1.10	1.10	85	5.25500	0.96	0.96
31	4.82700	1.10	1.10	86	5.26100	0.96	0.96
32	4.84400	1.10	1.10	87	5.26700	0.96	0.96
33	4.85500	1.10	1.10	88	5.27300	0.95	0.95
34	4.86000	1.09	1.09	89	5.27900	0.95	0.95
35	4.85800	1.09	1.09	90	5.28500	0.94	0.94
36	4.84700	1.09	1.09	91	5.29100	0.94	0.94
37	4.85200	1.09	1.09	92	5.29700	0.94	0.94
38	4.87700	1.08	1.08	93	5.30300	0.93	0.93
39	4.90000	1.08	1.08	94	5.30900	0.93	0.93
40	4.92200	1.07	1.07	95	5.31600	0.93	0.93
41	4.94300	1.07	1.07	96	5.32200	0.92	0.92
42	4.96100	1.06	1.06	97	5.32900	0.92	0.92
43	4.97600	1.06	1.06	98	5.33700	0.92	0.92
44	4.98900	1.05	1.05	99	5.34400	0.91	0.91
45	4.99900	1.05	1.05	100	5.35100	0.91	0.91
46	5.00500	1.04	1.04	101	5.35700	0.91	0.91
47	5.00700	1.04	1.04	102	5.36300	0.91	0.91
48	5.00400	1.03	1.03	103	5.36800	0.91	0.91
49	5.00900	1.03	1.03	104	5.37300	0.90	0.90
50	5.02300	1.02	1.02	105	5.37700	0.90	0.90
51	5.03700	1.02	1.02	106	5.38100	0.90	0.90
52	5.04900	1.02	1.02	107	5.38400	0.90	0.90
53	5.06100	1.02	1.02	108	5.38600	0.90	0.90
54	5.07100	1.02	1.02	109	5.38800	0.89	0.89
55	5.08000	1.01	1.01	110	5.39000	N/A	N/A

Note: Run at 100% PPC
Note: Static One-Month LIBOR = 5.320%

NAAC 2007-1 Group I
SUMMARY OF THE MORTGAGE LOANS
Number of Mortgage Loans:	3,536	Non-Zero W.A. FICO Score:	675
Aggregate Principal Balance:	$818,537,139	Fixed First Liens:	100.00%
		Fixed Non-Balloon Loans:	79.81%

Average Principal Balance:	$231,487	Purpose:
Low Principal Balance:	$15,845	Purchase:	36.91%
High Principal Balance:	$1,459,754	Refinance - Rate/Term:	13.14%
W.A. Coupon:	7.603%	Refinance - Cashout:	49.95%
Low Coupon:	5.750%
High Coupon:	11.000%	Property Type:
W.A. Stated Remaining Term:	355 months	Single Family Residence:	66.50%
Low Stated Remaining Term:	115 months	2-4 Family:	14.42%
High Stated Remaining Term:	478 months	PUD:	11.10%
W.A. Seasoning:	4 months	Condo:	6.78%
Latest Maturity Date:	February 1, 2047	Co-Op:	0.10%
		Condotel	1.04%
State Concentration (>5%):		Townhouse:	0.07%
Florida	15.62%
California	14.94%	Occupancy Status:
New York	11.78%	Owner-Occupied:	77.24%
New Jersey	6.02%	Investment:	17.52%
		Second Home:	5.24%

Interest Only Loans:	26.37%	Documentation:
		Reduced/Limited:	27.35%
W.A. Original LTV:	78.86%	No Documentation:	18.69%
Low LTV:	7.02%	No Ratio:	19.86%
High LTV:	100.00%	Full/Alt:	16.13%
W.A. Effective LTV:	72.21%	Stated/Stated:	17.97%
Low Effective LTV:	7.02%
High Effective LTV:	95.00%	W.A. Prepayment Penalty Term:(1)	31 months
		Loans with Prepayment Penalties:	63.03%
(1) For loans with prepayment penalties only

Product Type of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Product Type	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Balloon 15/30	2	$1,020,904	0.12%	8.562%	713	75.78%	175
Balloon 30/40	616	153,911,988	18.80	7.730	666	82.68	356
Balloon 30/50	30	10,318,747	1.26	7.743	656	76.28	356
Fixed 10yr	1	260,245	0.03	6.875	644	87.38	115
Fixed 15yr	65	10,915,400	1.33	7.090	680	68.47	176
Fixed 20yr	19	2,707,877	0.33	7.569	661	70.20	235
Fixed 30yr	2,042	404,587,659	49.43	7.577	674	78.49	356
Fixed 30yr - IO	691	215,824,100	26.37	7.618	681	77.83	356
Fixed 40yr	70	18,990,216	2.32	7.136	690	76.24	477
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Principal Balances at Origination of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
Principal Balance	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
at Origination ($)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
1 - 50,000	97	$3,867,709	0.47%	8.398%	681	77.17%	343
50,001 - 100,000	487	38,207,435	4.67	7.913	674	76.95	349
100,001 - 150,000	655	82,113,928	10.03	7.805	672	80.27	355
150,001 - 200,000	615	107,668,618	13.15	7.651	673	79.72	354
200,001 - 250,000	499	111,792,199	13.66	7.577	674	79.19	357
250,001 - 300,000	345	94,731,695	11.57	7.546	675	79.92	354
300,001 - 350,000	221	71,454,278	8.73	7.502	676	79.66	359
350,001 - 400,000	164	61,499,349	7.51	7.573	674	80.07	358
400,001 - 450,000	123	52,224,114	6.38	7.516	676	79.31	356
450,001 - 500,000	114	54,225,717	6.62	7.466	673	79.09	358
500,001 - 550,000	57	29,815,543	3.64	7.575	677	77.87	360
550,001 - 600,000	53	30,667,389	3.75	7.573	678	77.72	352
600,001 - 650,000	39	24,636,798	3.01	7.494	671	77.69	359
650,001 - 700,000	16	10,736,527	1.31	7.467	681	72.76	356
700,001 - 750,000	12	8,721,872	1.07	7.181	675	76.44	356
750,001 - 800,000	10	7,802,472	0.95	7.184	691	73.02	355
800,001 - 850,000	6	5,003,972	0.61	8.027	649	70.91	355
850,001 - 900,000	7	6,171,740	0.75	7.653	665	71.49	330
900,001 - 950,000	2	1,857,407	0.23	8.688	655	75.87	357
950,001 - 1,000,000	7	6,904,921	0.84	7.564	698	70.89	356
1,000,001 - 1,050,000	1	1,023,750	0.13	8.375	629	63.98	356
1,100,001 - 1,150,000	1	1,116,204	0.14	6.875	724	70.00	354
1,150,001 - 1,200,000	2	2,340,000	0.29	7.502	721	75.00	355
1,200,001 - 1,250,000	1	1,237,500	0.15	7.500	737	65.13	357
1,250,001 - 1,300,000	1	1,256,250	0.15	7.875	688	75.00	355
1,450,001 - 1,500,000	1	1,459,754	0.18	8.375	722	75.00	355
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Remaining Principal Balance of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
Remaining Principal	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Balance ($)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
1 - 50,000	100	$4,017,032	0.49%	8.419%	680	76.09%	342
50,001 - 100,000	487	38,357,130	4.69	7.907	674	77.06	349
100,001 - 150,000	657	82,563,025	10.09	7.806	672	80.33	354
150,001 - 200,000	619	108,715,741	13.28	7.645	673	79.53	354
200,001 - 250,000	490	109,996,960	13.44	7.580	675	79.33	357
250,001 - 300,000	346	95,030,533	11.61	7.546	675	79.96	354
300,001 - 350,000	222	71,853,457	8.78	7.503	677	79.70	358
350,001 - 400,000	164	61,600,469	7.53	7.568	673	79.97	359
400,001 - 450,000	123	52,323,600	6.39	7.517	676	79.52	356
450,001 - 500,000	112	53,327,094	6.51	7.468	673	78.87	358
500,001 - 550,000	58	30,365,499	3.71	7.556	679	77.91	360
550,001 - 600,000	52	30,117,433	3.68	7.593	677	77.68	352
600,001 - 650,000	39	24,636,798	3.01	7.494	671	77.69	359
650,001 - 700,000	16	10,736,527	1.31	7.467	681	72.76	356
700,001 - 750,000	12	8,721,872	1.07	7.181	675	76.44	356
750,001 - 800,000	10	7,802,472	0.95	7.184	691	73.02	355
800,001 - 850,000	6	5,003,972	0.61	8.027	649	70.91	355
850,001 - 900,000	7	6,171,740	0.75	7.653	665	71.49	330
900,001 - 950,000	2	1,857,407	0.23	8.688	655	75.87	357
950,001 - 1,000,000	7	6,904,921	0.84	7.564	698	70.89	356
1,000,001 - 1,050,000	1	1,023,750	0.13	8.375	629	63.98	356
1,100,001 - 1,150,000	1	1,116,204	0.14	6.875	724	70.00	354
1,150,001 - 1,200,000	2	2,340,000	0.29	7.502	721	75.00	355
1,200,001 - 1,250,000	1	1,237,500	0.15	7.500	737	65.13	357
1,250,001 - 1,300,000	1	1,256,250	0.15	7.875	688	75.00	355
1,450,001 - 1,500,000	1	1,459,754	0.18	8.375	722	75.00	355
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Original Terms of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Original Term (months)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
120	1	$260,245	0.03%	6.875%	644	87.38%	115
180	67	11,936,304	1.46	7.216	682	69.10	176
240	19	2,707,877	0.33	7.569	661	70.20	235
360	3,379	784,642,495	95.86	7.620	674	79.10	356
480	70	18,990,216	2.32	7.136	690	76.24	477
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Remaining Terms of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Remaining Term (months)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
61 - 120	1	$260,245	0.03%	6.875%	644	87.38%	115
121 - 180	67	11,936,304	1.46	7.216	682	69.10	176
181 - 240	19	2,707,877	0.33	7.569	661	70.20	235
301 - 360	3,379	784,642,495	95.86	7.620	674	79.10	356
361 - 480	70	18,990,216	2.32	7.136	690	76.24	477
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Original Loan-to-Value Ratio of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
Original	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Less than or equal to 50.00	143	$27,254,078	3.33%	7.051%	666	40.79%	347
50.01 - 55.00	54	11,495,393	1.40	6.865	668	52.82	344
55.01 - 60.00	98	23,147,615	2.83	7.142	658	57.67	350
60.01 - 65.00	115	27,228,688	3.33	7.141	669	63.51	352
65.01 - 70.00	228	59,216,395	7.23	7.251	673	68.70	358
70.01 - 75.00	326	84,369,681	10.31	7.469	680	74.15	353
75.01 - 80.00	1,436	352,150,683	43.02	7.544	682	79.66	358
80.01 - 85.00	131	28,839,630	3.52	7.749	663	84.15	351
85.01 - 90.00	478	101,121,859	12.35	7.920	666	89.51	355
90.01 - 95.00	410	84,782,021	10.36	8.231	664	94.65	355
95.01 - 100.00	117	18,931,095	2.31	8.124	685	99.80	357
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
Original Combined	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Less than or equal to 50.00	141	$26,004,079	3.18%	7.039%	667	40.44%	346
50.01 - 55.00	49	9,167,997	1.12	6.901	663	52.70	338
55.01 - 60.00	95	22,604,353	2.76	7.154	657	57.58	350
60.01 - 65.00	104	25,707,654	3.14	7.160	666	62.81	350
65.01 - 70.00	176	46,589,131	5.69	7.102	669	68.12	359
70.01 - 75.00	227	55,448,245	6.77	7.371	674	73.23	356
75.01 - 80.00	657	154,432,667	18.87	7.456	676	78.98	355
80.01 - 85.00	175	42,351,919	5.17	7.634	663	81.82	353
85.01 - 90.00	657	155,261,976	18.97	7.807	675	85.28	357
90.01 - 95.00	588	132,564,784	16.20	8.024	670	88.89	355
95.01 - 100.00	667	148,404,334	18.13	7.687	689	82.07	358
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Mortgage Rate of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Mortgage Rate (%)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
5.501 - 6.000	40	$11,355,326	1.39%	5.958%	710	66.45%	364
6.001 - 6.500	168	46,213,584	5.65	6.389	700	71.08	356
6.501 - 7.000	577	150,403,480	18.37	6.847	683	73.20	355
7.001 - 7.500	786	190,437,660	23.27	7.333	676	77.26	356
7.501 - 8.000	997	229,370,922	28.02	7.800	670	81.07	355
8.001 - 8.500	489	103,146,115	12.60	8.296	667	83.93	354
8.501 - 9.000	322	63,150,375	7.72	8.800	662	84.45	355
9.001 - 9.500	102	15,692,612	1.92	9.322	661	88.84	357
9.501 - 10.000	40	6,564,739	0.80	9.752	665	91.99	357
10.001 - 10.500	11	1,174,403	0.14	10.246	652	94.13	356
10.501 - 11.000	4	1,027,922	0.13	10.731	635	92.16	355
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

FICO Score at Origination of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
FICO Score	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
at Origination	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Not Available	20	$3,760,081	0.46%	7.844%	0	74.29%	371
561 - 580	1	140,784	0.02	9.250	580	65.00	354
581 - 600	24	4,554,997	0.56	7.686	594	63.60	362
601 - 620	105	23,901,496	2.92	7.855	616	72.99	355
621 - 640	715	162,837,888	19.89	7.813	631	79.54	355
641 - 660	734	169,420,041	20.70	7.654	650	79.51	354
661 - 680	700	161,611,618	19.74	7.589	670	79.34	355
681 - 700	419	99,434,785	12.15	7.529	690	78.66	360
701 - 720	270	61,808,180	7.55	7.402	711	79.10	349
721 - 740	196	48,126,837	5.88	7.619	729	79.34	356
741 - 760	162	39,136,307	4.78	7.321	749	77.69	359
761 - 780	99	23,962,311	2.93	7.148	771	76.54	356
781 - 800	62	14,299,030	1.75	7.281	790	80.06	361
Greater than or equal to 801	29	5,542,785	0.68	7.101	807	78.69	363
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Documentation Type of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Documentation Type	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Full/Alt	665	$131,996,433	16.13%	7.335%	668	83.07%	356
No Ratio	661	162,560,790	19.86	7.625	681	79.27	359
No Documentation	704	153,017,377	18.69	7.687	675	76.80	353
Reduced/Limited	807	223,848,196	27.35	7.596	678	76.80	353
Stated	699	147,114,343	17.97	7.739	668	79.91	357
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Occupancy Status of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Occupancy Status	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Owner-Occupied	2,543	$632,227,741	77.24%	7.518%	669	79.31%	356
Investor	810	143,382,193	17.52	7.988	690	76.93	353
2nd Home	183	42,927,204	5.24	7.561	703	78.73	352
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Loan Purpose of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Purpose	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Refi - Cash Out	1,672	$408,871,040	49.95%	7.534%	664	76.25%	354
Purchase	1,387	302,127,365	36.91	7.781	690	82.08	357
Refi - Rate/Term	477	107,538,733	13.14	7.363	674	79.74	356
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Property Type of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Property Type	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Single Family	2,475	$544,293,326	66.50%	7.562%	671	79.35%	355
2-4 Family	397	118,041,592	14.42	7.750	677	76.00	354
PUD	353	90,834,511	11.10	7.541	683	79.26	358
Condo	281	55,483,000	6.78	7.823	685	79.83	356
Condotel	23	8,547,114	1.04	7.471	749	78.82	352
Co-op	3	788,890	0.10	7.401	692	64.75	353
Townhouse	4	548,704	0.07	6.967	678	64.35	398
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Geographic Distribution of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Geographic Distribution	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Florida	596	$127,854,692	15.62%	7.605%	679	79.15%	356
California	338	122,290,239	14.94	7.299	676	74.05	356
New York	270	96,406,382	11.78	7.483	675	75.53	359
New Jersey	169	49,306,609	6.02	7.711	676	77.62	353
Arizona	131	31,811,260	3.89	7.662	669	79.28	357
Virginia	110	28,224,638	3.45	7.444	683	78.77	352
Maryland	102	27,318,689	3.34	7.493	676	79.30	356
Nevada	91	24,918,398	3.04	7.476	690	76.48	359
Massachusetts	89	24,830,521	3.03	7.721	672	80.35	359
Pennsylvania	145	24,549,610	3.00	7.831	667	83.25	354
Illinois	118	24,037,450	2.94	7.790	680	81.12	355
Texas	138	20,278,446	2.48	7.788	670	80.42	351
North Carolina	111	17,659,517	2.16	7.864	670	81.54	354
Connecticut	68	17,148,346	2.09	7.916	666	76.01	355
Georgia	106	16,585,793	2.03	7.858	676	84.14	357
Minnesota	79	16,084,217	1.96	7.850	671	83.46	356
Washington	55	14,044,537	1.72	7.320	669	81.92	357
Colorado	57	13,217,928	1.61	7.820	669	84.04	356
Ohio	84	12,228,913	1.49	7.857	676	86.93	358
Michigan	58	7,944,134	0.97	7.772	676	83.30	345
Missouri	46	7,491,410	0.92	7.978	666	84.73	356
Indiana	59	7,418,937	0.91	7.769	682	83.94	354
Wisconsin	49	7,411,486	0.91	8.000	656	84.94	356
South Carolina	38	6,737,282	0.82	7.794	685	83.83	356
Rhode Island	27	6,405,109	0.78	7.663	673	79.61	355
Tennessee	44	6,266,519	0.77	7.651	686	84.14	351
Oregon	28	6,206,565	0.76	7.613	668	79.20	349
Alabama	40	4,980,113	0.61	7.721	663	84.68	343
Maine	25	4,792,820	0.59	7.887	670	78.92	356
District of Columbia	14	4,491,169	0.55	7.160	662	74.95	370
Delaware	18	3,746,663	0.46	7.513	660	79.44	346
New Mexico	26	3,704,670	0.45	7.903	667	85.69	356
Louisiana	22	3,456,909	0.42	7.858	664	85.56	345
Iowa	26	3,292,073	0.40	7.825	673	85.69	353
Oklahoma	26	3,023,606	0.37	8.021	658	86.04	353
Mississippi	12	2,844,213	0.35	7.420	700	79.43	342
Idaho	16	2,729,770	0.33	7.458	670	80.66	363
Utah	9	2,628,770	0.32	7.555	664	77.24	355
New Hampshire	12	2,060,922	0.25	7.242	688	75.69	356
Kansas	16	1,861,288	0.23	8.190	665	86.74	353
Hawaii	4	1,821,526	0.22	7.079	655	69.21	356
Montana	6	1,434,323	0.18	7.279	664	82.20	356
Kentucky	10	1,298,801	0.16	8.063	682	87.54	333
Nebraska	11	1,292,487	0.16	8.073	639	85.44	349
Arkansas	14	1,067,912	0.13	8.073	665	84.84	356
Continued on the next page

Geographic Distribution of the Group I Mortgage Loans (continued)
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Geographic Distribution	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
Wyoming	4	843,367	0.10	7.456	687	79.63	375
West Virginia	6	812,063	0.10	8.070	643	76.65	356
Vermont	5	773,512	0.09	8.213	686	77.35	289
North Dakota	4	340,378	0.04	7.557	644	79.83	356
South Dakota	3	310,866	0.04	8.199	658	84.80	355
Alaska	1	251,289	0.03	8.500	629	95.00	356
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355

Original Prepayment Penalty Term of the Group I Mortgage Loans
		Aggregate	% of Aggregate				Stated
	Number of	Remaining	Remaining		Non-Zero		Remaining
Original Prepayment	Mortgage	Principal	Principal	Gross	W.A.	Original	Term
Penalty Term (Months)	Loans	Balance	Balance	Coupon	FICO	LTV	(Months)
No Prepay Penalty	1,205	$302,594,100	36.97%	7.717%	677	78.48%	356
6	20	4,384,586	0.54	7.705	686	76.53	356
12	317	80,424,243	9.83	7.712	682	77.06	356
18	1	122,830	0.02	7.875	679	72.78	356
24	242	49,164,214	6.01	7.659	669	79.78	357
36	1,696	370,228,541	45.23	7.493	672	79.60	354
48	1	140,596	0.02	7.625	705	80.00	356
60	54	11,478,028	1.40	7.083	689	74.57	369
Total:	3,536	$818,537,139	100.00%	7.603%	675	78.86%	355